UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2005

MAGIC MEDIA NETWORKS, INC.

(Exact name of registrant as specified in its charter)
Delaware	000-29921	65-0494581

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 North Federal Highway, Fort Lauderdale, Florida	33301

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 764-0579

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 - Other Events

                Legal Proceedings

                On May 13, 2005, we commenced an action entitled Magic Media Networks, Inc.  v. Alec M. Lindenauer and Louis T. Wolfson (Circuit Court of the 17th Judicial District, Civil Division, Broward County, Florida - Case No. CACE 05 007429) regarding our acquisition on December 31, 2004 of ALW Communications, Inc. ("ALW") and National Hotel Television Network, Inc. ("NHN"). We brought suit alleging: breach of contract; unjust enrichment; conversion; and breach of fiduciary position. We are seeking injunctive relief to prevent the transfer of 1,282,352 shares of our common stock, which were issued as partial consideration for our acquisition of ALW and NHN. We are also seeking rescission of the acquisitions; return of common stock issued and cash paid in connection with the acquisitions; damages in an amount to be specifically proven and identified at trial, pre-judgment and post-judgment interest, punitive damages, attorneys' fees and costs, and any and all other relief.

               SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2005

Magic Media Networks, Inc.

Registrant

By:	/s/ Gordon Scott Venters

President